Exhibit 5.1

June 11, 2014

AdCare Health Systems, Inc.
1145 Hembree Road
Roswell, Georgia 30076

Ladies and Gentlemen:
We have acted as counsel to AdCare Health Systems, Inc., a Georgia corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed by the Company on June 11, 2014, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (as may be amended from time to time, the “Registration Statement”), relating to the offer and sale by certain selling shareholders of 1,637,777 shares of the Company’s common stock, no par value per share (the “Common Stock”), of which 1,588,888 shares of Common Stock (the “Conversion Shares”) are issuable upon conversion of certain subordinated convertible promissory notes due April 30, 2015 (the “Notes”), and 48,889 shares of Common Stock (the “Warrant Shares”) are issuable upon exercise of certain warrants to purchase shares of Common Stock (the “Warrants”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.
In connection with our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) resolutions of the Board of Directors of the Company as provided to us by the Company; (iii) the Company’s Articles of Incorporation, as currently in effect; and (iv) the Company’s Bylaws, as currently in effect. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, other than with respect to the Company, the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
We are members of the Bar of, and are admitted to practice law in, the State of Georgia. Accordingly, we do not express any opinion concerning any law other than the laws of the State of Georgia.
Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Conversion Shares, when issued upon conversion of the Notes in accordance with their terms, and the Warrant Shares, when paid for and issued upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.
Our conclusions are limited to the matters expressly set forth as our “opinion” in the immediately preceding paragraph, and no opinion is implied or to be inferred beyond the matters expressly so stated. It is possible that future changes or developments in facts, circumstances or applicable law could alter or affect the opinion expressed herein; however, we do not undertake to update or supplement this opinion or to otherwise advise the Company or any other person of any change in respect of any event, circumstance, law, code, statute, rule or regulation, or its construction or application, that becomes relevant after the date hereof.
We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm in the prospectus included in the Registration Statement under the heading “Legal Matters.” In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Rogers & Hardin LLP
ROGERS & HARDIN LLP